March 8, 2004	For Immediate Release

JAYME FIELDS PROMOTED TO
CHIEF FINANCIAL OFFICER

Salinas, CA -- Community Bank of Central California is pleased to announce the promotion of Jayme Fields to Chief Financial Officer. Trained as a Certified Public Accountant, Ms. Fields worked with the firm of Deloitte and Touche as an Audit Manager prior to joining Community Bank in 1996 as Director of Accounting and Financial Reporting. Headquartered in the Salinas Main branch, she has been the company’s Controller since 1998.

Ms. Fields is a Cum Laude graduate of Cal Poly where she received a B.S. in Computer Science. Other educational achievements include completing the BAI Graduate School of Bank Financial Management program in 2000 and Leadership Salinas Valley (Class 13).

A native of El Dorado County, Ms. Field’s love of rural settings prompted her move to the Salinas Valley where she involves herself in local affairs through her community work with the United Way and the City of Monterey Neighborhood Improvement Program. She resides on the Peninsula with husband Jack and son James.

The Salinas Main branch is located at 301 Main Street. Ms. Fields can be reached at 422-6642.

For additional information, contact:

Maria Gonzales, AVP/Marketing Officer
Central Coast Bancorp
301 Main Street
Salinas, CA 93901
(831) 757-2274, ext. 432
mgonzales@community-bnk.com